Exhibit 99.1

Veracyte Announces Third Quarter 2018 Financial Results

Revenue Grew 34 Percent and Genomic Test Volume Increased 23 Percent

Company Increases Annual Revenue Guidance
and Lowers Cash Burn Guidance for 2018

Conference Call and Webcast Today at 4:30 p.m. EDT

SOUTH SAN FRANCISCO, Calif., October 29, 2018 -- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the third quarter ended September 30, 2018 and provided an update on recent business progress. For the third quarter of 2018, revenue was $23.5 million, an increase of 34 percent, compared with $17.5 million for the third quarter of 2017. Genomic test volume was 8,006, an increase of 23 percent compared with the same period in 2017.
“We delivered another quarter of strong revenue and genomic volume growth for our Afirma and Percepta classifiers, which are changing practice in the diagnosis of thyroid and lung cancer,” said Bonnie Anderson, Veracyte’s chairman and chief executive officer. “In addition, we are thrilled that we recently received draft Medicare coverage for our third product, the Envisia Genomic Classifier.”

Anderson continued, “As a result of our strong third quarter performance and our outlook for the remainder of this year, we are raising our annual revenue guidance and lowering our cash burn guidance for 2018. And, as we look to 2019 and beyond, we believe we are well-positioned to continue making a difference in the lives of patients, providing solutions to physicians to help better inform clinical decisions, and delivering cost savings to the healthcare system.”

Third Quarter 2018 Financial Results

For the three-month period ended September 30, 2018 as compared with the third quarter of 2017:

•	Revenue was $23.5 million, an increase of 34 percent;

•	Genomic test volume was 8,006, an increase of 23 percent;

•	Gross margin was 65 percent, an increase of 6 percent;

•	Operating expenses, excluding cost of revenue, were $19.5 million, an increase of 17 percent;

•	Net loss and comprehensive loss was ($4.5) million, an improvement of 37 percent;

•	Basic and diluted net loss per common share was ($0.12), an improvement of 43 percent;

•	Cash burn[1] was $2.4 million, an improvement of 58 percent; and

•	Cash and cash equivalents was $77.8 million at September 30, 2018.

For the nine-month period ended September 30, 2018, as compared to the prior year period of 2017:

•	Revenue was $66.3 million, an increase of 27 percent;

•	Genomic test volume was 22,556, an increase of 20 percent;

•	Gross margin was 63 percent, an increase of 2 percent;

•	Operating expenses, excluding cost of revenue were $61.1 million, an increase of 16 percent

•	Net loss and comprehensive loss was ($19.9) million, an improvement of 12 percent;

•	Basic and diluted net loss per common share was ($0.56), an improvement of 16 percent; and

•	Cash Burn[1] was $13.7 million, an improvement of 28 percent.

(1) Refer to the “Non-GAAP Financial Measures” for an explanation of cash burn and the “Reconciliation of Net Cash Used in Operating Activities to Cash Burn” table included in the financial statements in this press release.
Third Quarter 2018 and Recent Business Highlights
Commercial Growth:

•
Completed national transition from the Afirma Gene Expression Classifier (GEC) to the Genomic Sequencing Classifier (GSC), retiring all GEC testing and accelerating the adoption of the Afirma Xpression Atlas for surgical and treatment decisions in the third quarter of 2018.

•	Increased the number of physicians ordering Percepta to nearly 200, across 140 institutions, primarily through a continued focus on sales and marketing initiatives, as of September 30, 2018.

•	Expanded Envisia Early Access Program sites that have submitted samples for genomic testing to 15 - exceeding the company’s expectations.

Reimbursement Expansion:

•
Received draft Medicare coverage for the Envisia Genomic Classifier through the MolDX program; upon anticipated finalization in early 2019, Veracyte will be positioned to ramp commercial adoption of Envisia and begin to grow associated revenue next year.

Evidence Development:

•
Positive performance and clinical utility data for the Afirma GSC and Xpression Atlas were presented at the American Thyroid Association annual meeting. Results show that the Afirma GSC is identifying even more benign thyroid nodules in real-world practice than was demonstrated in the company’s clinical validation study, previously published in JAMA Surgery.

•
Early results of the ongoing Percepta registry clinical utility study were presented at CHEST 2018 and show that the genomic test changed clinical decision-making and reduced invasive procedures at every evaluation time point up to 12 months post-testing.

•
Clinical validation data for the Envisia classifier were also presented at CHEST 2018 and confirm the test’s ability to improve diagnosis of idiopathic pulmonary fibrosis - without the need for surgery.

Financing:

•
In July 2018, Veracyte issued and sold 5,750,000 shares of common stock in a registered public offering, including the underwriters' exercise in full of their option to purchase an additional 750,000 shares, at a price to the public of $10.25 per share. Net proceeds from the offering were approximately $55.0 million.

Updated 2018 Financial Outlook

Veracyte is increasing its 2018 annual revenue guidance to a range of $90.0 million to $91.0 million from its previous guidance range of $87 million and $89 million. In addition, the company is reducing its annual cash burn guidance to a range of $17.0 million to $18.0 million from its previous guidance range of $18 million to $21 million.

Conference Call and Webcast Details

The company will host a conference call and simultaneous webcast today at 4:30 p.m. EDT to discuss its financial results and provide a general business update. The call and webcast may be accessed as follows:

Webcast:	https://investor.veracyte.com/events-presentations
Dial-in number (U.S.):	(855) 541-0980
International Number:	(970) 315-0440
Conference ID:	1658434

The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

About Veracyte

Veracyte (Nasdaq: VCYT) is a leading genomic diagnostics company that improves patient care by providing trustworthy and actionable answers to challenging clinical questions. The company's products uniquely combine advanced genomic technology, clinical science and machine learning to provide answers that give physicians and patients a clear path forward, informing both diagnosis and treatment decisions without the need for costly, risky surgeries that are often unnecessary. Since its founding in 2008, Veracyte has commercialized three genomic tests, which are transforming the diagnosis of thyroid cancer, lung cancer and idiopathic pulmonary fibrosis and collectively target a $2 billion market opportunity. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Veracyte, Afirma, Percepta, Envisia and the Veracyte logo are trademarks of Veracyte, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our belief that we have a strong foundation in place to drive revenue growth, our beliefs regarding momentum in our business and potential drivers of future growth, our expectations regarding full-year 2018 revenue and cash burn, our ability to move Afirma classifier testing to the GSC, commercial expansion of Envisia in 2019, our development of a nasal swab test for early detection of lung cancer, and our ability to drive revenue growth across our endocrinology and pulmonology franchises. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to our history of losses since inception; our ability to enhance the performance of our Afirma classifier; our ability to successfully transition to our next-generation Afirma GSC; the performance and acceptance of our Percepta and Envisia classifiers; our ability to increase usage of and reimbursement for the Afirma and Percepta classifiers and to obtain adequate reimbursement for our Envisia classifier, as well as any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; and other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), we monitor and consider cash burn, which is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies. We define cash burn as net cash used in operating activities plus net capital expenditures, such as net purchases of property and equipment. We believe cash burn to be a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business, including our purchases of property and equipment. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash and cash equivalents for the period because it excludes cash provided by or used for other investing and financing activities. We account for this limitation by providing information about our capital expenditures and other investing and financing activities in the statements of cash flows in our financial statements in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting cash flows from investing and financing activities in our reconciliation of cash burn. In addition, it is important to note that other companies, including companies in our industry, may not use cash burn, may calculate cash burn in a different manner than we do or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of cash burn as a comparative measure.

Because of these limitations, cash burn should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of cash burn to net cash used in operating activities provided in the tables below.

# # #

Veracyte Media & Investor Contact:
Angie McCabe
Vice President, Investor Relations & Corporate Communications
650-243-6371
angie@veracyte.com

VERACYTE, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$23,466	$17,519	$66,258	$52,357
Operating expenses:
Cost of revenue	8,261	7,169	24,374	20,426
Research and development	3,419	3,046	11,695	10,679
Selling and marketing	10,081	7,885	31,247	23,215
General and administrative	5,742	5,520	17,318	17,731
Intangible asset amortization	267	267	800	800
Total operating expenses	27,770	23,887	85,434	72,851
Loss from operations	(4,304)	(6,368)	(19,176)	(20,494)
Interest expense	(498)	(815)	(1,427)	(2,423)
Other income, net	333	134	709	353
Net loss and comprehensive loss	$(4,469)	$(7,049)	$(19,894)	$(22,564)
Net loss per common share, basic and diluted	$(0.12)	$(0.21)	$(0.56)	$(0.67)
Shares used to compute net loss per common share, basic and diluted	38,620,036	33,946,748	35,769,623	33,881,705

VERACYTE, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$77,846	$33,891
Accounts receivable	12,262	12,716
Supplies	3,463	5,324
Prepaid expenses and other current assets	1,803	1,997
Total current assets	95,374	53,928
Property and equipment, net	8,939	9,688
Finite-lived intangible assets, net	12,267	13,067
Goodwill	1,057	1,057
Restricted cash	603	603
Other assets	837	326
Total assets	$119,077	$78,669
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,175	$3,853
Accrued liabilities	9,261	8,175
Total current liabilities	10,436	12,028
Long-term debt	25,192	24,938
Capital lease liability, net of current portion	79	308
Deferred rent, net of current portion	3,953	4,170
Total liabilities	39,660	41,444
Total stockholders’ equity	79,417	37,225
Total liabilities and stockholders’ equity	$119,077	$78,669

(1) The condensed balance sheet at December 31, 2017 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 27, 2018.

VERACYTE, INC.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands of dollars)
	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(19,894)	$(22,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,950	2,839
Stock-based compensation	4,425	4,825
Other income	(93)	—
Amortization of debt issuance costs	24	79
Interest on end-of-term debt obligations	230	—
Changes in operating assets and liabilities:
Accounts receivable	454	(2,879)
Supplies inventory	1,861	(285)
Prepaid expenses and current other assets	61	240
Other assets	(511)	(44)
Accounts payable	(2,636)	891
Accrued liabilities and deferred rent	834	(1,201)
Net cash used in operating activities	(12,295)	(18,099)
Investing activities
Purchases of property and equipment	(1,420)	(1,455)
Proceeds from sale of property and equipment	—	440
Net cash used in investing activities	(1,420)	(1,015)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of costs	55,039	200
Proceeds from legal settlement regard short swing profits	403	—
Payment of capital lease liability	(217)	(204)
Proceeds from the exercise of common stock options and employee stock purchases	2,445	974
Net cash provided by financing activities	57,670	970
Net increase (decrease) in cash, cash equivalents and restricted cash	43,955	(18,144)
Cash, cash equivalents and restricted cash at beginning of period	34,494	59,942
Cash, cash equivalents and restricted cash at end of period	$78,449	$41,798
Supplementary cash flow information of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable	$23	$188
Interest paid on debt	$1,235	$2,318

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)
	September 30, 2018	December 31, 2017
Cash and cash equivalents	$77,846	$33,891
Restricted cash in long term assets, deposit for lease security	603	603
Total cash, cash equivalents and restricted cash	$78,449	$34,494

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO CASH BURN
(Unaudited)
(In thousands of dollars)
	Three Months Ended September 30,
	2018	2017
Net cash used in operating activities	$(1,783)	$(5,103)
Plus purchases of property and equipment	(659)	(727)
Cash burn	$(2,442)	$(5,830)
Net cash used in investing activities	$(659)	$(727)
Net cash provided by financing activities	$56,530	$442

	Nine Months Ended September 30,
	2018	2017
Net cash used in operating activities	$(12,295)	$(18,099)
Plus purchases of property and equipment	(1,420)	(1,455)
Less proceeds from the sale of property and equipment	—	440
Cash burn	$(13,715)	$(19,114)
Net cash used in investing activities	$(1,420)	$(1,015)
Net cash provided by financing activities	$57,670	$970